AMENDMENT NO. 1

TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made as of January 28, 2005, by and among Chembio Diagnostics, Inc., a Nevada corporation (the “Company”), and the purchasers executing the signature pages hereto (the “Initial Purchasers”).

PRELIMINARY STATEMENTS

A.  The Company and the Initial Purchasers are parties to a Securities Purchase Agreement dated as of January 28, 2005 (the “Original Agreement”), pursuant to which Initial Purchasers who were party thereto purchased shares of 9% Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and warrants to purchase shares of Series B Preferred Stock (the “Warrants”) from the Company.

B.  Certain additional purchasers (the “Additional Purchasers,” and together with the Initial Purchasers, the “Purchasers”) have agreed to purchase additional shares of Series B Preferred Stock from the Company (the “Additional Shares”) and additional warrants to purchase shares Series B Preferred Stock (the “Additional Warrants”).

C.  The Company and the Purchasers have agreed to amend the Original Agreement as provided herein (as amended, the “Agreement”).

D.  The undersigned hold one hundred percent (100%) of the Series B Preferred Stock necessary in order to amend the Original Agreement pursuant to Section 5.5 thereof.

E.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions set forth herein and in the Agreement (as amended hereby), the parties hereto hereby agree as follows:

1.  Subject to the terms and conditions of the Agreement, each Additional Purchaser agrees, severally and not jointly, to purchase at the Second Closing (as defined below), and the Company agrees to sell and issue to each Additional Purchaser at the Second Closing, (a) that number of shares of the Company’s Series B Preferred Stock set forth below such Additional Purchaser’s name on its respective executed signature page to the Agreement at a purchase price per share equal to the Stated Value, and (b) Additional Warrants as determined pursuant to Section 2.2(a)(iii) of the Agreement.

2.  Section 2.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“The Company agrees to sell, and each Purchaser agrees to purchase in the aggregate, severally and not jointly, up to $6,067,500 of shares of Preferred Stock with an aggregated Stated Value equal to such Purchaser’s Subscription Amount and Warrants as determined by pursuant to Section 2.2(a)(iii). The aggregate number of shares of Preferred Stock sold hereunder shall be up to 175. The Closings shall take place in three stages as set forth below (respectively, the “First Closing”, “Second Closing” and the “Third Closing”). Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closings shall occur at the offices of FW, or such other location as the parties shall mutually agree.

(a)  First Closing. The First Closing shall be for an aggregate Subscription Amount of up to $5,000,000, and shall occur within 5 Trading Days of the date hereof. The First Closing Subscription Amount of Crestview Capital Master, LLC shall be equal to $3,000,000 and the aggregate First Closing Subscription Amount of the additional Purchasers, not including Crestview Capital Master, LLC shall be up to $2,000,000.

(b)  Second Closing. The Second Closing shall be for an aggregate Subscription Amount of $67,500 ($20,000 of such consideration shall consist of shares of the Company’s Series A Convertible Preferred Stock (based on their original stated value), together with accompanying warrants, to be exchanged for shares of Series B Preferred Stock pursuant to the Company’s Series A Convertible Preferred Stock and Warrant Purchase Agreement), and shall occur upon the execution by the Company and the Additional Purchasers of counterpart signature pages to the Agreement, but in no event later than February 28, 2005.

(c)  Third Closing. The Third Closing shall be for an aggregate Subscription Amount of up to $1,000,000 from Crestview Capital Master, LLC, and shall occur within five Trading Days of notice by the Company to Crestview of the event that the Company has achieved at least $5,000,000 in aggregate contract revenues and an annualized gross profit of at least $2,250,000 as of any fiscal quarter of 2005 (as reported in the SEC Reports).”

3.  The definition of “Subscription Amount” is hereby amended and restated in its entirety as follows: “

““Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto and next to the headings “First Closing Subscription Amount”, “Second Closing Subscription Amount” and the “Third Closing Subscription Amount”, in United States Dollars and in immediately available funds.”

4.  The Company hereby confirms, represents and warrants that the representations and warranties of the Company contained in the Agreement (as amended hereby) are true and correct as of the date hereof as though made as of the date hereof, except as set forth on the updated Disclosure Schedules (the “Disclosure Schedules”) furnished to each participating Purchaser in connection with this Amendment.

5.  The Company and the Initial Purchasers, by execution of this Amendment, hereby acknowledge that the definition of “Registrable Securities” in the Company’s Registration Rights Agreement dated as of January 26, 2005 shall include the Additional Shares and the shares underlying the exercise of the Additional Warrants.

6.  Except as specifically provided in this Amendment, there are no amendments, revisions or other modifications to the Agreement. All other terms and conditions of the Agreement are hereby incorporated by reference and shall remain in full force and effect and apply fully to this Amendment.

7.  This Amendment shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

8.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CHEMBIO DIAGNOSTICS, INC.

/s/ Lawrence A. Siebert
Lawrence A. Siebert
President

Signature:

Title:_______________ Tax ID#: __________________